                                                                    Exhibit 10.6

                             CONSULTING AGREEMENT
                             --------------------

          THIS AGREEMENT, made and entered into on the 30th day of June, 1998, by and between Ambanc Holding Co., Inc. (the "Corporation"), Amsterdam Savings Bank, FSB (the "Bank"), and Robert J. Brittain ("Brittain").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Brittain has valuable knowledge and expertise relative to the operation of the business of the Corporation and the Bank, and the Corporation and the Bank desire to secure Brittain's commitment to furnish advisory services to the Corporation and the Bank following termination of his employment with the Corporation and the Bank, and to compensate him therefor;

          NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Term;  Effective Date.  The Corporation and the Bank shall retain
              ---------------------
Brittain as a consultant commencing on June 30, 1998 (the "Effective Date"), and continuing until December 31, 2000 (the "Expiration Date").

          2.  Services.  Brittain agrees to furnish such consulting services
              --------
with respect to the business and affairs of the Corporation and the Bank as the Chairman of the Board of Directors or President and Chief Executive Officer thereof may reasonably request. Specifically, Brittain's major responsibility shall be to assist the Chairman and the President, at their request, in evaluating strategic alternatives for current and future business needs.

          3.  Independence.  Brittain shall be free at all times to arrange the
              ------------
time, place and manner of the performance of services described above. In no event shall the Corporation and the Bank have the right, power or authority to control or direct Brittain in the details, manner or means of the performance of his services or require that he comply with an established schedule. Brittain shall have no obligation to perform any services other than the consulting services described in Section 2. It is the intent of the parties that Brittain shall perform consulting services hereunder as an independent contractor, not an employee.

          4.  Non-Exclusive Services.  Brittain may perform such services for
              ----------------------
other entities of his choosing either as an employee or as an independent contractor as he shall determine in his sole discretion, provided that his performance of such other services does not adversely affect his ability to perform the services described herein.

          5.  Consulting Fee.  In consideration of Brittain's services
              --------------
hereunder, the Corporation and the Bank shall pay Brittain on an annual basis for the services which he performs hereunder through the Expiration Date the sum of $171,175.00, in the aggregate, in equal monthly or semi-monthly installments. The Corporation and the Bank shall also reimburse Brittain for normal travel expenses incurred on behalf of the Corporation or the Bank, including transportation, meals and lodging expenses, as well as telephone toll charges and other expenses incurred on behalf of the Corporation or the Bank. The Corporation and the Bank shall further pay for medical insurance coverage for Brittain and his spouse on the same basis as they do for their senior executives through

December 31, 1999, and shall provide a means by which Brittain may pay for such coverage for himself and his spouse, as a participant in the Corporation's and/or the Bank's medical insurance plans, for the period from January 1, 2000, through the date Brittain becomes eligible to receive Medicare benefits.

          6.  Support Services.  The Corporation and the Bank shall provide to
              ----------------
Brittain at no cost to him during the term hereof the use of secretarial, word processing, telephone and other support services, as well as other equipment which Brittain reasonably requests to assist him in the performance of his services hereunder.

          7.  Board of Directors.  The Corporation and/or the Bank shall
              ------------------
compensate Brittain for his service as a director or advisory director at the rate of $1,150 per month of service from January 1, 1999 until at least May 23, 2001, payable in advance, and they further agree to nominate Brittain at such times as necessary so that Brittain remains a director or advisory director of the Corporation and/or the Bank at all times from the Effective Date at least until May 23, 2001.

          8.  Litigation; Attorneys' Fees.  In the event that a dispute arises
              ---------------------------
under this Agreement, the prevailing party in such dispute shall be entitled to receive from the other party the amounts expended in pursuing the claim, including costs of litigation, if any, and reasonable attorneys' fees.

          9.  Miscellaneous.
              -------------

          (a) This Agreement shall be binding upon and inure to the benefit of the Corporation and the Bank, their successors and assigns, and Brittain and his heirs, executors, administrators and legal representatives, provided that the rights and obligations of the parties hereunder are nontransferable and nonassignable except that (a) in the event of Brittain's death or incapacity, his rights hereunder shall be transferable in accordance with the laws of descent and distribution to his guardian or legal representative; or (b) in the event of any reorganization of the Corporation or the Bank as a result of merger, consolidation, sale or distribution of assets or dissolution, this Agreement shall be binding upon the successor to the Corporation and the Bank to the fullest extent permissible under applicable law.

          (b) This Agreement constitutes all of the understandings and agreements of whatever kind and nature existing between the parties with respect to the matters set forth herein and supersedes all prior written or oral agreements in relation thereto. No amendment, modification, rescission, waiver or discharge of any provision of this Agreement shall be effective unless contained in a subsequent written modification signed by both parties.

          (c) The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          (d) This Agreement shall be construed and enforced in accordance with and be governed by the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



/s/ Robert J. Brittain                AMBANC HOLDING COMPANY, INC.
---------------------------
Robert J. Brittain

                                      By: /s/ Paul W. Baker
                                          -------------------------------
                                          Paul W. Baker

                                      By: /s/ Lauren T. Barnett
                                          -------------------------------
                                          Lauren T. Barnett


                                      AMSTERDAM SAVINGS BANK, FSB

                                      By: /s/ Paul W. Baker
                                          -------------------------------
                                          Paul W. Baker

                                      By: /s/ Lauren T. Barnett
                                          -------------------------------
                                          Lauren T. Barnett

                                      -3-